UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 1, 2013, the Board of Directors of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) unanimously appointed Maura Markus as an independent member of the Board, effective immediately. Following the appointment, Broadridge’s Board consists of nine members, eight of whom are independent including the independent Chairman.

The Broadridge Board of Directors has determined that Ms. Markus is an independent director in accordance with the Board’s Corporate Governance Principles and the applicable rules of the New York Stock Exchange. There is no arrangement or understanding between Ms. Markus and any other person or persons pursuant to which Ms. Markus was appointed as director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Ms. Markus that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. At the time of this filing, the Board has not determined on which committees Ms. Markus will serve.

Ms. Markus is expected to receive compensation for her service on the Board that is consistent with the compensation received by the other independent directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 5, 2012.

The press release issued by the Company on March 4, 2013 announcing Ms. Markus’s appointment is attached hereto as Exhibit 99.1. The information furnished pursuant to Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.  The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release of Broadridge Financial Solutions, Inc. dated March 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2013

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/Adam D. Amsterdam
Name: Adam D. Amsterdam
Title: Vice President, General Counsel and Secretary